EXHIBIT 23-3

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HEALTHSOUTH Corporation on Form S-4 of our report dated May 26, 1995 (relative to the financial statements of MedAlliance Imaging Centers - a division of MedAlliance, Inc.), appearing in Amendment No. 1 on Form 8-K/A dated June 30, 1995 to current report on Form 8-K of Health Images, Inc. and to the reference to us under the heading "Experts" in the Registration Statement.



DELOITTE & TOUCHE LLP
Nashville, Tennessee
January 29, 1997